UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On December 6, 2013, NII Holdings, Inc. (the “Company”) initiated a restructuring plan designed to better align the Company’s costs and organizational structure with its growth strategy. The restructuring plan includes the reorganization of the roles and responsibilities among the Company's headquarters and market teams, resulting in staff reductions across the organization designed to reduce costs while maintaining the support necessary to meet customers' needs. The Company anticipates that restructuring activities contemplated by this plan will be completed by the end of the second quarter of 2014.

In connection with implementing the restructuring plan, the Company anticipates that it will incur pre-tax charges of approximately $25 million to $35 million, including $8.6 million in charges related to restructuring activities at the Company’s Mexico operating subsidiary that occurred and were accounted for in the third quarter of 2013 and approximately $17 million to $27 million in future cash expenditures. Substantially all of the charges associated with the restructuring plan relate to employee severance and other termination benefits that are expected to be incurred in the fourth quarter of 2013.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding expectations, including forecasts regarding operating results, performance assumptions and estimates relating to restructuring costs and capital requirements, as well as other statements that are not historical facts, are forward-looking statements. When used in this Current Report on Form 8-K, these forward-looking statements are generally identified by the words or phrases “would be,” “will allow,” “expects to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions. While the Company provides forward-looking statements to assist in the understanding of its anticipated future financial performance, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date of this report. Forward-looking statements are based on current expectations and assumptions that are subject to significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Except as otherwise required by law, the Company undertakes no obligation to publicly release any updates to forward-looking statements to reflect events after the date of this report, including unforeseen events. The Company has included risk factors and uncertainties that might cause differences between anticipated and actual future results in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as in other reports filed from time to time with the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On December 9, 2013, the Company issued a press release providing an update on Project Accelerate, a program designed to accelerate growth in 2014, and an update regarding the deactivation of certain prepaid subscribers in Mexico. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 7.01.

In addition, on December 9, 2013, the Company issued a press release announcing the completion of the previously announced transaction to sell and leaseback certain communications sites in Brazil. As part of the transaction, the Company sold 1,940 communications sites for total proceeds of $348 million based on current foreign currency exchange rates. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 9, 2013
99.2	Press Release dated December 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: December 9, 2013	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 9, 2013
99.2	Press Release dated December 9, 2013